SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
THE PB FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as Specified in Charter)

Georgia	333-78533	58-2466560
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
9570 Medlock Bridge Road, Duluth, Georgia 30097
(Address of Principal Executive Offices)
(770) 814-8100
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
     On July 10, 2006, The Peachtree Bank (the “Bank”), a wholly-owned subsidiary of The PB Financial Services Corporation, entered into an employment agreement (the “Agreement”) with Jim Olson, an executive officer of the Bank. Under the Agreement, Mr. Olson will serve as Senior Credit Officer for a period of five (5) years, commencing on the effective date, unless his employment is terminated “for cause” (as defined in the Agreement) prior to that time. The effective date of the Agreement is July 10, 2006.
     Mr. Olson’s compensation consists of an annual base salary of no less than $160,000. Mr. Olson is also eligible to receive an annual bonus in an amount to be determined by the Bank’s Board of Directors based on the performance of Mr. Olson and the Bank for the prior calendar year. The Agreement provides for Mr. Olson’s participation in the Bank’s health and retirement plans. Further, Mr. Olson is entitled to a $750 per month car allowance and a $400 per month allowance for club dues. Additionally, the Agreement includes certain non-competition and non-solicitation provisions.
     The foregoing description is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement that is attached hereto as Exhibit 10.4.
Item 9.01      Financial Statements and Exhibits
     Exhibit 10.4 — Employment Agreement, dated July 10, 2006, between The Peachtree Bank and Jim Olson

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PB FINANCIAL SERVICES CORPORATION

DATE: July 13, 2006	By:	/s/ Monty G. Watson

Monty G. Watson President and Chief Executive Officer

/s/ Kelly J. Johnson

Kelly J. Johnson Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number

10.4	Employment Agreement, dated July 10, 2006, between The Peachtree Bank and Jim Olson